Exhibit 99.1

CONSENT OF BURL OSBORNE

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-135944) of GateHouse Media, Inc.

Dated:  September 20, 2006

/s/ Burl Osborne
Name: Burl Osborne